Exhibit 99.1

Lumos Networks Corp.
2012 Segment Reporting Schedule
Unaudited, In Thousands

	2012 Actual
	Q1	Q2	Q3	Q4	Total
	Actual	Actual	Actual	Actual	Actual
Revenue:
Strategic Data
Enterprise Data	$8,848	$9,214	$9,662	$9,906	$37,630
Carrier Data	12,474	12,669	13,001	14,363	52,507
IP Services	4,549	4,648	4,689	4,730	18,616
Total strategic data	25,871	26,531	27,352	28,999	108,753
Legacy Voice	16,744	16,186	16,074	15,399	64,403
Access	8,797	8,086	8,551	8,281	33,715
Total revenue	$51,412	$50,803	$51,977	$52,679	$206,871

Network access costs:
Strategic Data	$5,046	$5,324	$5,340	$5,482	$21,192
Legacy Voice	6,358	6,493	5,833	5,544	24,228
Access	360	361	356	348	1,425
Total network access costs	$11,764	$12,178	$11,529	$11,374	$46,845

Network operating costs:
Strategic Data	$5,497	$5,469	$6,377	$6,879	$24,222
Legacy Voice	4,310	4,172	4,528	4,146	17,156
Access	1,100	1,079	1,159	1,063	4,401
Total network operating costs	$10,907	$10,720	$12,064	$12,088	$45,779

Selling, general and administrative expenses:
Strategic Data	$3,232	$3,407	$3,056	$3,009	$12,704
Legacy Voice	2,012	2,120	1,906	1,874	7,912
Access	1,206	1,271	1,142	1,123	4,742
Total selling, general and administrative expenses	$6,450	$6,798	$6,104	$6,006	$25,358

Adjusted EBITDA:
Strategic Data	12,097	12,330	12,581	13,629	50,637
Legacy Voice	4,063	3,401	3,808	3,835	15,107
Access	6,131	5,375	5,892	5,747	23,145
Total Adjusted EBITDA	$22,291	$21,106	$22,281	$23,211	$88,889

Corporate - Unallocated Expenses	$1,456	$3,258	$1,584	$1,741	$8,039